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                                                                    Exhibit 10.5

                             THE EDISON PROJECT INC.
                           THIRD AMENDED AND RESTATED
                             SHAREHOLDERS' AGREEMENT


                  SHAREHOLDERS' AGREEMENT dated as of July 2, 1999 (the "Agreement") by and among The Edison Project Inc. (the "Company"), WSI Inc. ("WSI"), WPA Investment L.P. ("WPA"), WEG L.P. ("WEG I"), WEG II L.P. ("WEG II"), WEG III L.P. ("WEG III"), WEG IV L.P., ("WEG IV"), WEG V L.P. ("WEG V") , WEG VI L.P. ("WEG VI"), WEG VII L.P. ("WEG VII," and together with WSI, WPA and WEG I, WEG II, WEG III, WEG IV, WEG V, and WEG VI, the "WSI Stockholders"), Sprout Capital VI, L.P., Sprout CEO Fund, L.P., Sprout Capital VII, L.P., DLJ Capital Corporation (Delaware) (together, the "Sprout Stockholders"), Blue Rock Capital, L.P. ("Blue Rock"), Benno C. Schmidt, Jr. ("BCS"), John R. Schmidt ("JRS"), Edward V. Ryan, trustee fbo Elizabeth H. Schmidt, Edward V. Ryan, trustee fbo Benno C. Schmidt, III, Edward V. Ryan, trustee fbo Christina W. Schmidt (together, "Ryan"), Elizabeth H. Schmidt, Custodian for Asher J. Liftin ("Schmidt"), Anne B. McMillen and Anne B. McMillen CFBO Alexandra L. McMillen ("McMillen"), Tess Lusher ("Lusher"), Harold S.H. Edgar ("Edgar"), Joel E. Smilow ("Smilow"), John W. Childs ("Childs"), J.W. Childs Investments, L.L.C. ("JWC"), Richmont Leeds Education Company L.L.C. ("RLEC"), Leeds II L.P. ("Leeds II"), John C. Reid ("Reid"), Alexandra O. Bjorklund ("AOB"), each of the certain investors set forth on Schedule I hereto (collectively, the "Zesiger Group"), J.P. Morgan Investment Corporation ("JPMIC"), Sixty Wall Street SBIC Fund, L.P. ("Sixty Wall" and together with JPMIC, the "JPM Investors"), Investor Investments AB ("Investor AB"), ABS Employees' Venture Fund L.P. ("ABS Ventures"), Greenwood Partners ("Greenwood"), Forum Partners ("Forum" and together with Greenwood, the "Mullen Partners"), Progressive Investment Company, Inc. ("Progressive"), James A. Haslam, III ("JAH"), Yale University ("Yale"), UBS Capital XV LLC ("UBS") and Vulcan Ventures Incorporated ("Vulcan"). The WSI Stockholders, the Sprout Stockholders, Blue Rock, BSC, JRS, Ryan, Schmidt, McMillen, Lusher, Edgar, Smilow, Childs, JWC, RLEC, Leeds II, Reid, AOB, the Zesiger Group, the JPM Investors, Investor AB, ABS Ventures, the Mullen Partners, Progressive, JAH, Yale, UBS and Vulcan are sometimes hereinafter referred to individually as a "Stockholder" and collectively as "Stockholders," which term shall include any permitted transferee of any Shares (as defined below) of a Stockholder who agrees in writing to become bound by the terms of this Agreement).

                  WHEREAS, certain of the Stockholders wish to amend and restate the Second Amended and Restated Stockholders' Agreement, dated June 4, 1999, as amended;

                  WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company and certain other parties named herein will execute and deliver a Series F Subscription Agreement dated as of the date hereof (the "Subscription


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Agreement") which provides for the purchase and sale of certain stock of the
Company subject to the terms and conditions contained therein;

                  WHEREAS, simultaneously with the execution and delivery of this Agreement and in accordance with the Subscription Agreement, each of Vulcan and the other Purchasers named therein (together, the "Investors") will purchase the number of shares of Series F Convertible Preferred Stock, $.01 par value per share, and/or NonVoting Series G Convertible Preferred Stock of the Company shown next to its, his or her name on Exhibit A thereto (the occurrence of the foregoing events, the "Closing");

                  WHEREAS, immediately following the Closing, the parties hereto, other than the Company, will be the holders of all of the issued and outstanding capital stock of the Company; and

                  WHEREAS, the Company and the Stockholders desire to provide for certain matters concerning the management of the Company and the ownership and transfer of the Shares;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  1. Stock Ownership. Upon consummation of the Closing, (a) each of the Stockholders will own the Series A Common Stock ("Common Shares") and/or convertible and/or exchangeable preferred stock (each series thereof, collectively, the "Preferred Shares") shown next to its name on Exhibit A hereto, (b) WSI will own one share of Series B Common Stock, (c) the Sprout Stockholders (collectively) will own one share of Series C Common Stock, (d) JWC will own one share of Series D Common Stock, (e) Blue Rock will own one share of Series E Common Stock, (f) RLEC will own one share of Series F Common Stock, (g) JPMIC will own one share of Series G Common Stock, (h) Investor AB will own one share of Series H Common Stock and (i) Vulcan will own one share of Series I Common Stock (each such Series described in clauses (b)-(i), collectively, the "Special Common Stock"). Each such Common Share and Preferred Share and the Special Common Stock shall have the rights and attributes ascribed to it in the Company's Amended and Restated Certificate of Incorporation (the "Certificate") set forth as Exhibit B to the Subscription Agreement and the Amended and Restated ByLaws set forth as Exhibit B hereto (collectively, the "Constitutional Documents") and as provided herein.

         2.       Certain Definitions.

                  2.1. "Affiliate" of any individual, partnership, joint venture, corporation, limited liability company, trust or unincorporated association (a "Person") means (i) any other Person which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person, and (ii) in the case of any Person who is an individual, any parent, child, sibling or spouse (or parent, child

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or sibling of such spouse) of such Person, or any trust for the benefit of any of the Persons described in this clause (ii). For purposes of this definition the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or investment policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                  2.2. "Qualified Public Offering" has the same meaning as in the Certificate.

                  2.3 "Shares" means (i) any and all Common Shares, Special Common Stock and Preferred Shares of the Company, (ii) any and all Common Shares of the Company or other securities directly or indirectly issuable or issued upon conversion or exchange of any of the Preferred Shares (without regard to any restriction on conversion or exercise that may be applicable to any particular holder) and (iii) any securities issuable or issued or distributed in respect of any of the securities identified in any of the foregoing clauses (i),
(ii) or (iii) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise.

         3.       Management.

                  3.1. Except as provided below, the Board of Directors of the Company (the "Board") shall consist of sixteen individuals: (a) two directors to be elected by the holders of Series C Common Stock, (b) two directors to be elected by the holder of Series D Common Stock, (c) five directors to be elected by the holder of Series B Common Stock (one of which such directors (the "Special Class B Director") shall be the president of WSI (currently H. Christopher Whittle ("Whittle"))), (d) one director to be elected by the holder of Series E Common Stock, (e) one director to be elected by the holder of Series F Common Stock, (f) two directors to be elected by the holder of Series G Common Stock, (g) one director to be elected by the holder of Series H Common Stock,
(h) one director to be elected by the holder of Series I Common Stock, and (i) one director to be elected by a majority of the directors elected pursuant to clauses (a) through (h) above with BCS to be such director for so long as BCS remains the chairman of the Company (the "Chairman") and thereafter such directors shall have no right or obligation to elect a director under this clause (i). No holder of Special Common Stock shall be obligated to elect a director (notwithstanding that such holder is entitled to do so), provided, that in accordance with the provisions of the Certificate, if any of the holders of Series B Common Stock, Series C Common Stock, Series D Common Stock or Series G Common Stock determine to elect fewer directors than the number specified in the previous sentence (but at least one such director), such lesser number of directors so elected shall be entitled as set forth in the Certificate to cast the same number of votes with respect to Board decisions as if such holder had appointed the number of directors

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specified in the previous sentence (subject, in the case of the holder of Series
B Common Stock, to the proviso in Section 3.5(iii) below).

                  3.2. Any member of the Board may resign at any time by giving written notice to the Company pursuant to Section 9.1. Such resignation shall take effect upon receipt thereof by the Company, unless otherwise specified therein. Any member may be removed for cause by action of a majority of the votes held by the members of the Board; provided if the member so removed was elected or appointed by the holders of Series B Common Stock, Series C Common Stock, Series D Common Stock, Series E Common Stock, Series F Common Stock, Series G Common Stock, Series H Common Stock or Series I Common Stock, then no action taken by the Board of Directors after such removal and prior to the election or appointment of a replacement director for such removed director shall take effect unless both (i) the stockholder entitled to elect or appoint such removed director has been given notice in writing of the action and (ii) within ten (10) days after receipt of such notice any one of the following three events or actions shall not have occurred or been taken: (A) such stockholder shall have elected or appointed a replacement director for such removed director; (B) such replacement director shall have indicated in writing to the Company that he or she would have voted against such action; and (C) treating such written indication as a vote against such action by such replacement director as if he or she had been duly elected to the Board prior to such action, such action would not have been approved by the Board. Cause for removal shall exist only if the member whose removal is proposed shall have been convicted of a felony by a court of competent jurisdiction or shall have been adjudged by a court of competent jurisdiction to be liable for gross negligence or willful misconduct in the performance of his or her duties to the Company in a matter of substantial importance to the Company. A member of the Board may be removed at any time without cause by the stockholder entitled to elect such director.

                  3.3. Any vacancy created by the death, resignation, retirement or removal of a member of the Board other than BCS shall be filled by the designee of the stockholder of the Company entitled to elect the member whose absence created such vacancy. Except as provided in this Section 3.3 or in the event a Stockholder entitled to elect a member of the Board notifies the Company in writing that it will not be electing such member at such time, a vacancy occurring for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled by the vote of a majority of the directors then in office, although less than a quorum or by the sole remaining director, and any directors so chosen shall hold office until the next election of the series or class for which such directors shall have been chosen and until their successors shall be elected and qualified.

                  3.4. A majority of the entire number of votes which the members of the entire Board are entitled to cast shall constitute a quorum at any meeting of the Board. If at any meeting of the Board there shall not be a quorum present, the members present thereat shall adjourn the meeting until a quorum shall have been obtained. Unless

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otherwise provided herein or in the Constitutional Documents, the vote of a majority of the entire number of votes which the members of the entire Board are entitled to cast shall be the vote of the Board. Members of the Board shall receive reasonable notice of meetings of the Board.

                  3.5. The affirmative votes of each of (a) the Special Series B Director, (b) the director or directors appointed by the holders of Series C Common Stock, (c) the director or directors appointed by the holder of Series D Common Stock, and (d) the director or directors appointed by the holder of the Series G Common Stock, shall be required to authorize: (i) any indebtedness (including funded debt, capitalized leases and material operating leases) of the Company or any subsidiaries of the Company, other than (x) trade debt and accounts payable containing customary payment terms and incurred in the ordinary course of business and (y) working capital credit facilities not exceeding $1,000,000 in the aggregate, (ii) the authorization or issuance of any shares of capital stock of any class or series or other equity securities of the Company (or any change or amendment to the attributes or preferences of any such securities, whether or not issued), granting of registration rights (other than as permitted by this Agreement), redemption of Shares, granting or redemption of stock options or approval of performance standards for vesting of options granted to executives of the Company, options issued to employees of the Company, or the sale or issuance of any securities by the Company (provided, however, that after January 1, 1999, such votes shall not be required to authorize the issuance of securities of the Company in an initial public offering, and at any time after January 1, 2000, any one of (I) the Special Class B Director, (II) the director(s), acting together, appointed by the holders of Series C Common Stock, (III) the directors, acting together, appointed by the holder of Series D Common Stock, or (IV) the director(s), acting together, appointed by the holder of the Series G Common Stock may require that the Company undertake an initial public offering), (iii) the appointment, removal, replacement or reduction in compensation or responsibilities of any of the Chairman, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Operating Officer, or the Chief Financial Officer or any other officer (or other similar position) of the Company or any subsidiary of either thereof with authority, responsibilities and duties equivalent to such officers (each, a "Senior Officer"), provided that if the Special Series B Director is at such time a Senior Officer, the affirmative vote of the Special Series B Director shall not be required to authorize his removal as a Senior Officer (or a reduction in his responsibilities or compensation as such) and the directors appointed by the Series B Common Stock shall be limited to two votes on such removal or reduction and (iv) the approval or disapproval of any merger, consolidation, recapitalization, reorganization, sale of all or substantially all of the assets, dissolution or winding up of the Company or any subsidiary thereof. No matter requiring the vote of any Board member as stated above shall be determined at a meeting from which such Board member is absent unless the holder of the relevant series of Special Common Stock shall have notified the Company in writing that it is not, at such time, electing a member to the Board. In addition, the Company shall not amend the Certificate to increase the number of authorized shares

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of Special Common Stock without the unanimous consent of the then current holders of such Stock. Notwithstanding anything herein to the contrary, the issuance of any stock, options or other securities under the terms of the Subscription Agreement shall not require a vote of the Board of Directors.

                  3.6. The Company may enter into transactions otherwise requiring the approval of the Board in which any of the WSI Stockholders, the Sprout Stockholders, JWC, Blue Rock, RLEC, BCS, the JPM Investors, Investor AB, UBS or Vulcan have an interest only if a majority of the votes of directors elected by Stockholders not party to or otherwise having an interest in such transaction are cast in favor thereof. Unless a holder of Common Shares or Preferred Shares otherwise agrees, such holder shall not be required to receive in any merger, consolidation, recapitalization, reorganization or liquidation of, or declaration or payment of dividends or stock buy-back by, the Company, consideration other than the consideration each other holder of such holder's particular series of Common Shares or Preferred Shares, as the case may be, receives in such transaction and the Company will not engage in any such dividend or buy-back without the consent of the holders of a majority of the shares held by non-participating Stockholders (measured, with respect to the outstanding Preferred Stock, on an as-converted to Common Shares basis), voting as a class.

                  3.7. The Company shall furnish to each holder of Special Common Stock and to UBS (unless any such stockholder requests that such information not be furnished to it): (a) within thirty (30) days after the end of each month (i) the unaudited balance sheet of the Company at the end of such month, (ii) the unaudited statement of income of the Company for the year through the end of such month, (iii) a comparison of actual results with the budget for such period and (iv) an unaudited cash flow statement with a comparison to budget for such period and (b) any other information which any such Stockholder may reasonably request.

                  3.8. Each Stockholder shall vote its Shares and take all other actions as may be necessary or desirable to cause the Board and its members to be constituted and to have the rights and powers as set forth in this Article 3, including promptly executing and delivering any consent or other document reasonably required to do so.

                  3.9. "Option Plan" means the employee stock option plans implemented by the Company and shall include any options issued to employees of the Company.

                  3.10. The Stockholders agree not to vote to amend Sections 3.3, 3.4, 3.5 and 4.5 of the Company's Amended and Restated By-Laws without the unanimous consent of the holders of the Company's Special Common Stock. In addition, the Stockholders agree, if required by the managing underwriters in connection with a Qualified Public Offering or other public offering or any stock exchange or quotation system on which the Company desires its Shares to be listed or quoted, to vote their shares to amend the Constitutional Documents to increase the number of members of

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the Board of Directors of the Company to provide for the addition of two outside directors.

                  3.11 The Board shall establish an Audit and Finance Committee to be co-chaired by one director elected by the holder of the Series G Common Stock (if at such time such holder has elected at least one director that has agreed to be on such Committee) and one director appointed by a majority of the directors elected by the other holders of the Special Common Stock.

         4.       Transfer of Shares.

                  4.1. General. (a) No Stockholder or transferee thereof shall directly or indirectly sell, assign, transfer, pledge or otherwise encumber or dispose of ("Transfer") all or any part of its Shares in the Company or any rights appurtenant thereto except as permitted by this Agreement. Notwithstanding anything to the contrary herein, none of (i) the pledge by WSI of its Shares to Morgan Guaranty Trust Company (or in connection with any replacement financing related thereto), (ii) the agreement by WSI and Whittle to elect a designee of UBS as director elected by the holder of Series B Common Stock pursuant to an Agreement dated as of June 4, 1999 by and among WSI, Whittle and UBS (the "UBS Agreement"), (iii) the transfers by WSI to Progressive Investment Company, Inc. ("Progressive") and to James Haslam as described in the Notice to the Company dated as of January 14, 1998 (the "Notice"), nor (iv) the transfer by BCS to Progressive as described in the Notice, shall be a "Transfer" hereunder or a transaction requiring compliance with Sections 4.2, 4.4 or 4.5. Notwithstanding anything to the contrary herein, none of the transfers by WSI and RLEC of the Company's capital stock to WEG VI, Leeds II and UBS under those certain Purchase Agreements dated June 4, 1999 (the "Purchase Agreements"), shall be a transaction requiring compliance with Sections 4.2, 4.4 or 4.5.

                  (b) If any Shares cease to be "restricted securities", as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), or cease to be subject to any and all of the restrictions on transfer set forth in this Agreement, the Company shall, upon written request of the holder thereof, issue to such holder a new certificate evidencing such Shares without a legend evidencing such restrictions.

                  4.2. Prior to any proposed Transfer of Shares in accordance with this Agreement, the Stockholder(s) proposing such Transfer shall give at least fifteen (15) business days' prior written notice to the Company. The notice shall specify the number of Shares proposed to be Transferred and describe briefly the manner of the proposed Transfer. Upon the request of the Company following receipt of such notice, the Stockholder(s) proposing such Transfer shall provide an opinion of counsel satisfactory to the Company that the proposed Transfer may be effected without registration under the Securities Act and applicable state securities or blue sky laws. If, in the opinion of such counsel, no registration under the Securities Act or any applicable state securities

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or blue sky laws is or will be necessary in connection therewith, the
Stockholder(s) shall be entitled to Transfer such Shares in the manner described in the notice given to the Company if such Transfer is otherwise in accordance with this Agreement (including, to the extent applicable, Sections 4.3, 4.4 and 4.5).

                  4.3. Permitted Transfers. Each Stockholder may Transfer its Shares as follows:

                  (a) to one or more Affiliates of such Stockholder, so long as such transferee shall have agreed in a writing to be bound by the terms of this Agreement, without the consent of any other Stockholder, the Company or the Board of Directors and without compliance with Sections 4.4 or 4.5 or the opinion requirement of Section 4.2;

                  (b) if such Stockholder is a partnership or limited liability company, to its partners or members, respectively, in a distribution without consideration in accordance with the terms of its partnership agreement or operating agreement (as applicable), so long as such partners or members (as applicable) shall have agreed in writing to be bound by the terms of this Agreement, without the consent of any other Stockholder, the Company, or the Board of Directors and without compliance with Section 4.4 or 4.5;

                  (c) in the case of the Zesiger Group, to any Person who at the time of Transfer is a pre-existing client of Zesiger Capital Group LLC, so long as such transferee shall have agreed in writing to be bound by the terms of this Agreement, without the consent of any other Stockholder, the Company, or the Board of Directors and without compliance with Section 4.4 or 4.5;

                  (d) in an aggregate cumulative amount of up to 15% of the sum of (i) its Shares held on December 31, 1997 and (ii) its Shares purchased since December 31, 1997 (including Shares to be purchased under the Subscription Agreement and Purchase Agreements), so long as such transferee shall have agreed in writing to be bound by the terms of this Agreement, without the consent of any other Stockholder, the Company or the Board of Directors and without compliance with Sections 4.4 or 4.5;

                  (e) in a Transfer made in compliance with Section 4.4 and, if applicable, 4.5;

                  (f) in a public offering in connection with the exercise of its rights under Article 5 hereof, without compliance with Section 4.2, 4.4 or 4.5; or

                  (g) following a public offering, in open market sales under Rule 144 under the Securities Act, without giving effect to paragraph (k) of such rules without the

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consent of any other Stockholder, the Company or the Board of Directors and without compliance with Sections 4.4 or 4.5.

                  (h) Notwithstanding anything to the contrary contained herein, in no event shall any Transfer pursuant to Section 4.3(a) - (e) be made to a Person that the Company reasonably determines is a competitor of the Company without the Company's prior written consent. This Section 4.3(h) shall not restrict a Transfer otherwise permitted under Sections 4.3(a) - (e) to a Person that is a financial or institutional investor or a diversified holding company, or an Affiliate of any of the foregoing, that owns securities of a competitor for investment purposes.

                  4.4. Right of First Offer. (a) If a Stockholder (the "Prospective Seller") desires to sell all or part of its Shares, other than its Special Common Stock (the "Offered Shares") in a Transfer not otherwise permitted by this Article 4, the Prospective Seller shall first provide written notice to the Company and each other Stockholder (the "Offer Notice") of its desire to sell the Offered Shares, which notice shall describe (i) the series, class and number of Shares proposed to be sold, (ii) the cash price per share (the "Offer Price") for each class and series of Shares proposed to be sold and
(iii) all other material terms and conditions of the proposed sale.

                  (b) The Offer Notice shall constitute an offer by the Prospective Seller to sell, to the Stockholders (other than the Prospective Seller), the Offered Shares on the terms and conditions set forth in the Offer Notice and on the terms and provisions contained in this Agreement.

                  (c) Each Stockholder shall have twenty (20) business days from the date such notice is deemed given as herein provided to elect to purchase its pro rata portion (based on the number of Shares held by Stockholders other than the Prospective Seller, measured on an as-converted to Common Shares basis) of the Offered Shares on the same terms and conditions as set forth in the Offer Notice by giving written notice as herein provided (the "Response Notice") within such 20-business day period to the Prospective Seller and the Company of its desire to do so, which notice shall constitute the irrevocable agreement of such Stockholder to so purchase such pro rata portion.

                  (d) If any Stockholder fails to deliver a timely Response Notice (or otherwise notifies the Prospective Seller and the Company that it does not elect to participate in the purchase of Offered Shares), the Prospective Seller shall, within one (1) business day after the expiration of the 20-business day period, give to each other Stockholder which shall have timely delivered a Response Notice, a written notice that additional Offered Shares are available, and each such other Stockholder timely delivering a Response Notice may increase the number of Offered Shares to be purchased by it, pro rata (based on the number of Shares held by Stockholders delivering a Response Notice, measured on an as-converted to Common Shares basis), by delivering a second Response Notice in the manner set forth above, provided that

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each Response Notice delivered after the initial Response Notice shall be delivered within five (5) business days after a Stockholder receives notice from the Prospective Seller that additional Offered Shares are available and shall constitute the irrevocable agreement of such Stockholder to purchase its pro rata portion of such additional Offered Shares. Any Offered Shares not subject to a Response Notice shall be offered successively, on a pro rata basis (based on the number of Shares held by Stockholders delivering a Response Notice, measured on an as-converted to Common Shares basis), in accordance with the procedures set forth in this Section 4.4(d), to all Stockholders which shall have timely delivered a Response Notice until (i) a timely Response Notice has been delivered in respect of all Offered Shares or (ii) no timely Response Notice has been delivered in respect of any remaining Offered Shares.

                  (e) If a Prospective Seller proposes to sell Shares of different classes or series, each Stockholder that elects to purchase a portion of such Shares shall purchase its proportionate share of each class and/or series of such Shares based upon the aggregate number of Shares of each such class and/or series proposed to be sold by the Prospective Seller.

                  (f) If Stockholders (other than the Prospective Seller) do not elect to purchase all of the Offered Shares available for purchase under the Offer Notice, the Prospective Seller (i) shall be under no obligation to sell any of the Offered Shares to any Stockholder under this Section 4.4, unless the Prospective Seller so elects, and (ii) subject to Section 4.5 below (if applicable), may, within a period of four (4) months from the date of the Offer Notice, sell the Offered Shares to one or more third parties for cash per share of not less than 95% of the Offer Price and on such other terms and conditions as are not materially more favorable to such transferee than those specified in the Offer Notice. Upon a sale of Offered Shares, the purchaser of such Offered Shares shall execute an agreement pursuant to which such purchaser agrees that the Shares it acquired from the Prospective Seller are subject to the provisions of this Agreement. Any purchaser to whom Shares are sold pursuant to and in compliance with this Section 4.4 shall, upon the consummation of such purchase and sale, be deemed a "Stockholder" under this Agreement. If a Prospective Seller does not complete the sale of the Offered Shares within such four (4) month period, the provisions of this Section 4.4 shall again apply, and no sale of Shares shall be made other than in accordance with this Agreement.

                  (g) The closing of purchases of Offered Shares by the Stockholders (other than the Prospective Seller) pursuant to this Section 4.4 shall take place within 20 business days after the delivery of the last received Response Notice (provided that if such day is not a business day in New York, New York, then the closing shall occur prior to the next succeeding such business day) such date to be specified by the Prospective Seller, at 11:00 A.M. local time at the principal offices of the Company, or at such other date, time or place as the parties to the sale may agree, provided, however, that if the purchase and sale of the Shares is subject to any regulatory approval, the time

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period during which such purchase and sale may be consummated shall be extended until the expiration of five (5) business days after all such regulatory approvals shall have been obtained. At least five (5) business days prior to such closing, the Prospective Seller shall notify each purchaser in writing of the name and number of purchasers and the portion of the Offered Shares to be purchased by each, and the date of the closing. At such closing, the Prospective Seller shall sell, transfer and deliver to each purchaser full right, title and interest in and to the Offered Shares so purchased by such purchaser, free and clear of all liens, security interests or adverse claims of any kind and nature (except as otherwise set forth in this Agreement), and shall deliver to each purchaser a certificate or certificates representing the Offered Shares sold to such purchaser, in each case duly endorsed for transfer or accompanied by appropriate stock transfer powers duly endorsed with signatures guaranteed by a commercial bank, trust company or registered broker dealer. Upon surrender of the certificate(s) representing the Offered Shares purchased, or to be purchased, by purchasers pursuant to this Section 4.4, the Company shall promptly issue new certificates representing such Offered Shares in the name(s) of such purchaser(s) and representing the appropriate number, class and series of Stock. Simultaneously with delivery of appropriate certificates, each purchaser of the Offered Shares shall deliver to the Prospective Seller, by wire transfer of immediately available funds to such bank and account as the Prospective Seller shall designate, a cash amount equal to the product of the purchase price (for each applicable class and/or series) and the number of Offered Shares (of each applicable class and/or series) being acquired by such purchaser, in full payment of the purchase price of the Offered Shares purchased.

                  (h) The provisions of this Section 4.4 shall not apply to any Transfer by a Stockholder pursuant to the exercise of such Stockholder's rights under Section 4.5.

                  (i) For the purposes of this Section 4.4, a Transfer of a Stockholder's Shares shall be deemed to include the sale, assignment, transfer or other disposition (other than pledges or other encumbrances) of any equity interest in the Stockholder owning such Shares ("Stockholder Equity"), if (i) the percentage of Stockholder Equity transferred exceeds 15% of the Total Stockholder Equity (as defined below) of such Stockholder and (ii) a principal purpose of the Transfer is to avoid or circumvent the provisions of this Article 4.

                  (j) "Total Stockholder Equity" of a Stockholder for purposes of this Section 4.4 means the total Stockholder Equity of such Shareholder immediately following the Closing as adjusted to reflect the effect of any stock dividend, stock split, or other binding transaction or recapitalization, reorganization, merger, consolidation or other similar transaction affecting the Company.

                  4.5. Right to Participate in Transfers. (a) In the event any Prospective Seller or group of Prospective Sellers acting together, after complying with the provisions of Section 4.4 hereof (if applicable), shall be entitled to sell Offered Shares in an aggregate amount greater than five percent (5%) of the then outstanding Shares (measured, with respect to all outstanding Preferred Shares, on an as-converted to Common Shares basis) to any Person or Persons in any transaction or series of related transactions (each a "Third Party"), such Prospective Seller(s) shall give notice thereof (the "Third Party Notice") to each other Stockholder, describing the kind and number of Shares to be sold, the price per share and all other material terms and conditions of the proposed sale. Each other Stockholder shall have the right and option, for a period of twenty (20) business days after the Third Party Notice is deemed given as herein provided, by giving the Prospective Seller(s) written notice (the "Notice of Election"), to sell to the Third Party(ies) a pro rata portion of its Shares (based on the number of Shares then outstanding measured, with respect to all outstanding Preferred Shares, on an as-converted to Common Shares basis) for the same consideration and otherwise on the same terms and conditions as contained in the Third Party Notice. If a Stockholder shall not have given as provided herein a Notice of Election pursuant to this Section 4.5 with respect to any Third Party Notice, such Stockholder will be deemed to have waived all its rights under this
Section 4.5 with respect to the transaction specified in such Third Party Notice. If the Third Party is unwilling to purchase all Shares proposed to be sold hereunder, the amount of Shares to be sold by any Prospective Seller(s) and each other Stockholder that has delivered a Notice of Election shall be reduced to the extent necessary to provide for the sale of Shares by the Prospective Seller(s) and each of the other Stockholders that has delivered a Notice of Election, pro rata based upon the number of Shares held by each such Person (measured, with respect to all outstanding Preferred Shares, on an as-converted to Common Shares basis) participating in the proposed sale.

                  (b) At the closing of any proposed Transfer subject to this
Section 4.5, the Prospective Seller(s), together with all other Stockholders that have elected to exercise their rights hereunder in connection with such Transfer, shall deliver to the Third Party(ies) certificates and/or other instruments representing the subject Shares to be sold, free and clear of all liens and encumbrances (except as provided in this Agreement), together with stock or other appropriate powers duly endorsed therefor, and shall receive in exchange therefor the consideration to be paid or delivered by the Third Party in respect of such Shares as described in the Third Party Notice.

                  (c) Notwithstanding anything herein to the contrary, in the event a Prospective Seller(s), under this Section 4.5 is selling Series D Preferred Shares (or NonVoting Series E Preferred Shares) for consideration per share of less than $6.00 (adjusted for any stock splits, stock dividends (other than P.I.K. Dividends), stock combinations or similar events), only Stockholders holding and desiring to sell Series D Preferred Shares (or Non-Voting Series E Preferred Shares) shall be entitled to exercise the tagalong rights provided herein and each such Stockholder's pro rata rights shall be measured by reference to only the Series D Preferred Shares and Non-Voting Series E Preferred Shares held by such Stockholder. Any capitalized term used in this Section

4.5(c) and not otherwise defined in this Agreement shall have the same meaning as in the Certificate.

                  (d) The Prospective Seller(s) and each other Stockholder participating in the Third Party Offer each shall bear their respective expenses (including, without limitation, legal expenses) incurred in connection with such sale.

                  (e) Except as expressly provided in this Section 4.5, the Prospective Seller(s) shall not have any obligation to any Stockholder with respect to the sale of any Shares owned by such Stockholder in connection with this Section 4.5. Anything herein to the contrary notwithstanding and irrespective of whether any Notice of Election shall have been given as herein provided, the Prospective Seller(s) shall not have any obligation to any Stockholder to sell any Shares to the proposed Third Party(ies) pursuant to this
Section 4.5 if such Prospective Seller(s) decides not to accept or consummate any proposed Transfer of its Shares (it being understood that any and all such decisions shall be made by such Prospective Seller(s) in its sole discretion).

                  4.6. Purchase of Pledged Shares. In the event WSI (the "Pledgor") has pledged its Shares (the "Pledged Shares") to a third party (the "Secured Party") as permitted pursuant to Section 4.1 hereof, and the Secured Party at any time exercises any voting rights with respect to the Pledged Shares, the Company, in its sole discretion (but subject to the provisions of the Certificate and of Section 3.5 above), shall have the right to purchase the Pledged Shares from the Secured Party for an amount equal to the fair market value of such Pledged Shares as determined by a nationally recognized investment bank. If the Company chooses to exercise such right, the Company shall give notice thereof to the Secured Party (in accordance with Section 9.2 as if the Secured Party were a party hereto). Within 10 business days after such notice shall be deemed given as herein provided, the Secured Party shall give notice to the Company and the Pledgor of the Secured Party's selection of an investment bank, which selection shall be reasonably acceptable to Pledgor. The investment bank so selected shall deliver to the Secured Party and the Company such investment bank's fair market value determination within thirty (30) business days. If the Company does not exercise its right to purchase the Pledged Shares within twenty (20) business days after the Company's receipt of such investment bank's determination, the Secured Party shall succeed, on the twenty-first business day after such determination, to all rights of the Pledgor hereunder notwithstanding any other provisions herein to the contrary and shall cause to be delivered to the Company an instrument signed by the Secured Party evidencing such Secured Party's acknowledgment of and agreement to be bound by the terms of this Agreement. At the time of the execution of this Agreement, in the case of any existing Pledged Shares, or at the time WSI pledges its Shares pursuant to
Section 4.1 and this Section 4.6, the Pledgor shall cause to be delivered to the Company an instrument signed by the Secured Party evidencing such Secured Party's acknowledgment of and agreement to the terms of the preceding sentence.

                  4.7. Preemptive Rights. If the Company desires to issue and sell any additional shares of common stock or preferred stock, or any rights, options or warrants to purchase said common or preferred stock, or securities that are, or may become, convertible into said common or preferred stock, in exchange for cash (other than (i) in or following a Qualified Public Offering, (ii) shares of common stock or preferred stock to be issued upon conversion or exchange of Preferred Shares or Common Shares or any other convertible or exercisable security (which issuance was subject to the provisions of this Section 4.7), or (iii) shares of common stock to be issued or other securities issuable or issued upon the exercise of any of the options or warrants described in Section 2.2 of the Subscription Agreement dated December 30, 1997, as amended, or similar options or warrants for the purchase of up to a maximum of four million (4,000,000) shares of Series A Common Stock, the Company shall give written notice thereof (the "Transaction Notice") to each Stockholder, describing the kind and number of securities to be issued, the price and all other material terms and conditions of the issuance and sale not later than twenty (20) business days prior to the consummation of such proposed issuance and sale. Each Stockholder shall have fifteen (15) business days from the date the Transaction Notice is deemed given as herein provided to agree to purchase or obtain on the same terms and conditions as the issuance and sale described in the Transaction Notice such amount of common stock or preferred stock, as the case may be, as will permit such Stockholder to maintain its respective percentage ownership of Shares (measured on an as-converted to Common Shares basis) prior to such issuance and sale by giving as herein provided written notice within such 15-business day period to the Company of its desire to do so, which notice shall constitute the irrevocable agreement of such Stockholder to so purchase or obtain, subject to the consummation of the transaction described in the Transaction Notice. Any purchase pursuant to such notice shall be consummated simultaneously with and subject to the consummation of the transaction described in the Transaction Notice, provided, however, that in the event the purchase of such securities is subject to any regulatory approval, the purchase and sale shall not be consummated until five business days following the date on which such approval shall have been obtained. Any Stockholder that shall fail to deliver a timely notice indicating its desire to purchase Shares pursuant to this Section 4.7 or shall fail to consummate the purchase in accordance with the preceding sentence, shall be deemed to have waived all pre-emptive rights under this Section 4.7 with respect to the issuance and sale described in the Transaction Notice. Notwithstanding anything to the contrary herein, each Stockholder hereby waives any and all pre-emptive or similar rights it, he or she may have pursuant to the Constitutional Documents or this Agreement or otherwise with respect to the issuance of up to 7,000,000 Shares pursuant to the Subscription Agreement or pursuant to the Company's Series F Subscription Agreement dated June 4, 1999. The Company shall cause any purchasers of any equity securities (or securities convertible into or exchangeable for equity securities) of the Company which may be issued prior to or after the Closing to waive such purchaser's pre-emptive rights with respect to the transactions contemplated by the Subscription Agreement (including with respect to any Common Shares or Preferred Shares issuable upon the conversion or exchange of any Shares issued thereunder or upon the exercise of any options issued thereunder).

                  4.8 Restriction on Transfer of Special Common Stock. Notwithstanding anything to the contrary herein, until December 30, 2000, no holder may Transfer shares of Special Common Stock except (i) to the Company (in which event such Transferred shares shall be canceled by the Company), (ii) pursuant to a pledge described in Sections 4.1 or 4.6, provided, that in connection with any transfer pursuant to Section 4.6, the special voting rights as described in Section 3.5 shall not be transferable (and shall terminate with respect to such Stockholder upon such Transfer pursuant to Section 4.6), (iii) to an Affiliate on the terms and conditions set forth in Section 4.3(a) hereof, provided, that in the event an Affiliate transferee under this clause (iii) does not at the time of such Transfer own Shares of the Company (other than the share of Special Common Stock to be transferred), such Transfer shall require the consent of the Company, which consent shall not be unreasonably withheld. Following December 31, 2000, a holder may transfer its Special Common Stock as permitted by the immediately preceding sentence and to any one transferee of at least 75% of the Shares of the Company held by such holder (measured immediately following the Closing) (a "75% Transferee"), provided, that a 75% Transferee (other than an Affiliate) shall not be entitled to the special voting rights described in Section 3.5 and such holder's special voting rights shall terminate upon the consummation of any Transfer (other than to an Affiliate) described in this sentence. The right of first offer and tagalong rights provided herein shall not apply to any transfer of Special Common Stock permitted under this
Section 4.8.

                  4.9. Aggregation. For purposes of this Section 4, and Sections
5.1 and 5.2, (i) the WSI Shareholders, (ii) the Sprout Shareholders, (iii) the Zesiger Group, (iv) the JPM Investors, and (v) any Stockholder and any Affiliate(s) of such Stockholder, shall in each case be deemed to be one Stockholder.

                  4.10. Transfer of Right to Receive Dividends. Nothing herein contained shall prohibit any of the Stockholders from Transferring its right to receive any or all dividends to which it may be entitled with respect to the Shares.

                  4.11. Additional Purchases by WSI Stockholders. Notwithstanding any other provision of this Article 4, except for purchases under the Subscription Agreement and the Purchase Agreements, prior to a Qualified Public Offering none of (i) the WSI Shareholders, (ii) Whittle, (iii) any Person which has a written or verbal agreement with any of the WSI Shareholders or Whittle (other than this Agreement) relating to the control of the Company or (iv) any Affiliate of any of the foregoing shall purchase additional Shares without the prior written consent of JPMIC except that such restriction shall not apply in any transaction where (a) one or more of the WSI Shareholders, Whittle or their Affiliates is exercising a pre-emptive right or right of first offer of the WSI Shareholders under this Agreement or the Constitutional Documents or (b) any

Person or Persons other than a WSI Shareholder or their Affiliates is at the same time offering to purchase from or purchasing from more than one Stockholder in a single transaction or series of related transactions such that following the consummation of such transaction or transactions such Person will hold an aggregate of 35% or more of the Company's shares. Each Stockholder (other than the WSI Stockholders) represents and warrants, as of the date hereof, to each other Stockholder hereunder that it does not have an agreement under clause
(iii) of this Section 4.11, except, in the case of UBS, WSI and Whittle, the UBS Agreement.

         5.       Registration Rights.

                  5.1. Demand Registration. (a) Following the consummation of a public offering of the Company's equity securities, if any one of the WSI Stockholders, the Sprout Stockholders, JWC, the JPM Investors, Investor AB, UBS and/or Vulcan (each, a "Demand Stockholder") desires to Transfer a number of Shares (x) equal to or greater than 5% of the outstanding Shares or (y) with an aggregate proposed offering price of $10,000,000 or more, each such Stockholder(s) (the "Demanding Stockholder(s)") shall have the right (subject to its obligations under any underwriters' lock-up agreements entered into in connection with any public offering) on an unlimited number of occasions to require the Company to, upon written notice describing the proposed Transfer, effect as soon as practicable the registration under the Securities Act, including filing an appropriate Registration Statement (including any Prospectus therein, a "Registration Statement") under the Securities Act with the Securities and Exchange Commission (the "Commission" or the "SEC") with respect to such proposed Transfer of the Company's Shares; provided, however, in no event shall the Company be obligated to effect more than one registration pursuant to this Section 5.1(a) within any ninety day period. The notice by such Demanding Stockholder(s) for the first such Registration Statement may be delivered to the Company at any time after such Demanding Stockholders' obligations under any lock-up agreements entered into in connection with the initial public offering of the Company's equity securities (an "IPO") shall have expired. If Shares to be included in a Registration Statement pursuant to this
Section 5.1 are to be Transferred by Demanding Stockholder(s) in an underwritten public offering, then the Demanding Stockholder(s) holding a majority of the Shares proposed to be Transferred shall in their written demand for registration name the managing underwriter or underwriters, subject to the reasonable approval of the Company.

                  (b) After receipt of each such notice from Demanding Stockholder(s), the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Demand Stockholders and shall as soon as practicable but not later than sixty (60) days after receipt of any such notice, file a Registration Statement with the Commission to register the Shares which the Demanding Stockholder(s) and the other Demand Stockholders request to be registered within twenty (20) days of the mailing of such notice by the Company (the Demand Stockholder(s) so requesting to be registered, together with the Demanding Stockholder(s), the "Participating Stockholders").

                  (c) After filing any Registration Statement pursuant to this
Section 5.1, the Company shall use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable, which efforts shall include entering into customary agreements with underwriters. After such Registration Statement becomes effective, the Company shall use reasonable efforts to maintain the effectiveness of such Registration Statement for such reasonable period as each of the Participating Stockholders may require to complete its contemplated sales in compliance with the Securities Act. So long as such Registration Statement or a Registration Statement under Section 5.2 remains in effect, the Company shall furnish to the Participating Stockholders and their underwriters and to the other holders of Shares covered by such Registration Statement such quantities of each prospectus included in the Registration Statement, any revised or supplemental prospectus filed, and other documents as they may reasonably request. Upon the request of any Participating Stockholder, the Company shall file post-effective amendments or supplements to such Registration Statement for a reasonable period of time in order that the Registration Statement may be effective at all times during such period and shall at all times comply with applicable federal, state securities or blue sky laws and deliver copies of the prospectus contained therein as provided above.

                  (d) A registration requested pursuant to this Section 5.1 shall not be deemed to be "effected" for purposes of this Section 5.1 (i) if it has not been declared effective by the SEC and become effective in accordance with the Securities Act, (ii) if it shall not have remained effective for a period of at least 180 days (or such shorter period in which all Shares of the Stockholders included in such registration have actually been sold thereunder),
(iii) if after it has become effective, such registration is materially interfered with by any stop order, injunction or similar order or requirement of the SEC or other governmental agency or court for any reason other than any action or omission of a Participating Stockholder, or (iv) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived other than by reason of a breach of such agreement by a Participating Stockholder.

                  (e) Should a Registration Statement filed pursuant to this
Section 5.1 not become effective due to the failure of a Participating Stockholder to perform its obligations under this Agreement or the inability of a Participating Stockholder to reach agreement with the underwriters on price or other customary terms for such transaction, or in the event a Participating Stockholder determines to withdraw or not to pursue a request for registration pursuant to this Article 5 (in each of the foregoing cases, provided that at such time the Company is in compliance in all material respects with its obligations under this Agreement), then (subject to the last sentence of this paragraph) such registration shall be deemed to have been "effected" for purposes of this Section 5.1. In such event, the Participating Stockholders may reimburse the Company for all of the Company's reasonable out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement. If such reimbursement is made within thirty (30) business days following a request therefor, such registration shall not be deemed to have been effected for purposes of this Section 5.1.

                  (f) If the lead managing underwriter of an underwritten offering made pursuant to this Section 5.1 shall advise the Company in writing (with a copy to the Participating Stockholders) that, in such underwriter's opinion, the number of Shares requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Participating Stockholders, the Company will reduce the number of Shares requested to be included in such offering, pro rata based upon the number of Shares held by each Participating Stockholder (measured on an as-converted to Common Shares basis), to the number which the Company is so advised can be sold in such offering within such price range, provided, that all Shares proposed to be included in such offering other than Shares held by Participating Stockholders shall be reduced pro rata as provided above (to zero if required) before any reduction in the number of Shares to be sold by the Participating Stockholders. If, as a result of any such reduction, the number of Shares requested to be included in such registration by the Participating Stockholders is reduced by fifty percent (50%) or more, then notwithstanding anything herein to the contrary, a registration will not be deemed to have been effected for purposes of this Section 5.1, provided, however, that the provisions of this sentence shall apply only to the first request made by each of JWC, the WSI Stockholders, the Sprout Stockholders, the JPM Stockholders, Investor AB, UBS and/or Vulcan, as the case may be, for a registration pursuant to this Section 5.1. In the case of such a registration which would have been deemed to be a registration for purposes of this Section 5.1 but for the application of the immediately preceding sentence, the Company nonetheless shall pay the Registration Expenses in connection with such registration.

                  5.2. Piggy-Back Registration. (a) If at any time the Company determines that the Company will file a Registration Statement with respect to any securities of the Company of any class, whether such securities are to be offered for the Company's own account or the account of any holder, other than a registration statement on Form S-4 or Form S-8 or a registration statement filed in connection with an exchange offer or an offering of equity securities solely to the Company's existing Stockholders, then the Company shall, in each case, give at least fifteen (15) business days' prior written notice to each Stockholder (other than, in the case of a filing under Section 5.1 above, the Demanding Stockholder) of such proposed filing and such notice shall offer each Stockholder the opportunity to register such number of Shares as such Stockholder may specify.

                  (b) In the event that any offering of securities with respect to which a Registration Statement is filed as described in Section 5.2(a) is to be an underwritten public offering, the Company shall, if a Stockholder so requests, use reasonable efforts to cause the managing underwriter or underwriters of such underwritten public offering to permit such number of Shares as the Stockholder may specify to be included in such underwritten public offering on no less favorable terms and conditions to the Stockholder than the terms and conditions applicable to any similar securities included therein for the account of the Company (or other Stockholders). Notwithstanding the foregoing, if the lead managing underwriter(s) of such offering deliver(s) a written opinion to the Company that marketing factors require a limitation on the number of Shares or other securities of the Company to be offered and sold in such offering, then there shall be included in the offering, first, all securities proposed by the Company to be sold for its account and second, only that number of Shares, if any, requested to be included in such Registration Statement by Stockholders requesting registration pursuant to this Section 5.2 that such lead managing underwriter reasonably and in good faith believes will not substantially interfere with (including, without limitation, adversely affecting the pricing of) the offering of securities proposed to be sold by the Company for its own account. In such event and provided the managing underwriter has so notified the Company in writing, the number of Shares to be offered and sold by Stockholders desiring to participate in such offering shall be allocated among such Stockholders in accordance with the terms of the immediately preceding sentence and otherwise on a pro rata basis based upon the number of shares of Common Stock (assuming conversion of the Preferred Stock and other securities convertible into or exchangeable for Common Stock held by such Stockholders) each such Stockholder beneficially owns, provided, that all Shares proposed to be included in such offering other than Shares held by Participating Stockholders shall be reduced pro rata as provided above (to zero if required) before any reduction in the number of Shares to be sold by the Participating Stockholders.

                  (c) To the extent that the registration of any Shares pursuant to Section 5.1 or 5.2 is not to be included in an underwritten public offering, each Registration Statement which includes such Shares shall permit any Stockholder to sell the Shares in such lawful manner as a Stockholder may request in accordance with this Section 5, provided, however, that the Company may elect to file an additional Registration Statement to cover Shares on any occasion when the Stockholder requests inclusion of Shares in a Registration Statement to be filed by the Company. Each Stockholder acknowledges that its right to cause Shares to be included in any underwritten public offering will be subject to its entering into (i) an underwriting agreement, on terms and conditions no less favorable to the Stockholder than are offered to the Company in such underwritten public offering and (ii) other customary arrangements with the underwriters of such offering; provided, however, that no Stockholder shall be required to make any representations, warranties or indemnities except as they relate to such Stockholder's ownership of shares and authority to enter into the underwriting agreement and to such Stockholder's intended method of distribution, and the liability of each such Stockholder shall be limited to an amount equal to the net proceeds from the offering received by such Stockholder.

                  (d) To the extent not inconsistent with applicable law, in the event that the Company effects an underwritten public offering of the Shares pursuant to Section 5.1 or 5.2, each Stockholder agrees not to effect any public sale or distribution of any Shares during a reasonable period not to exceed (i) 180 days following the effective date of the initial public offering and (ii) 90 days following the effective date of any other public offering, in each case, if, and to the extent, such "lock-up" is requested by the underwriter(s) of the offering.

                  5.3. Listing. If, in the case of any Transfer of Shares by or for the account of a Stockholder pursuant to Section 5.1 or 5.2 hereof, such Shares meet the criteria for listing on any exchange on which the Shares are then listed, then the Company shall apply for and use its reasonable commercial efforts to obtain a listing of all such Shares on such exchange.

                  5.4. State Securities or Blue Sky Laws. In connection with the registration under the Securities Act of any Transfer of Shares by or for the account of a Stockholder pursuant to Section 5.1 or 5.2 hereof, the Company shall file on a timely basis all requisite applications or other instruments to register, qualify or obtain exemptions for the Transfer under such state securities or blue sky laws as the managing underwriter shall reasonably specify, in the case of an underwritten offering, or as each Stockholder may reasonably specify. The Company shall use reasonable efforts in good faith to obtain and maintain for a reasonable period, up to the period during which the Company maintains the effectiveness of the related Registration Statement under
Section 5.1 or 5.2 hereof, an effective registration, qualification or exemption under the applications or other instruments filed by the Company.

                  5.5. Certain Other Registration Matters. The Company shall:

                  (a) notify each holder of any Shares covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate time period of the Company's becoming aware that the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such holder, prepare and furnish to such holder a reasonable number of copies of an amendment or supplement to such Registration Statement or related prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (b) notify each holder of Shares covered by such Registration Statement at any time:

                           (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective;

                           (ii) of any request by the SEC for amendments or supplements to the registration statement or the prospectus or for additional information;

                           (iii) of the issuance by the SEC of or any threat to institute any stop order suspending the effectiveness of the Registration Statement or any order preventing the use of a related prospectus, or the initiation (or any overt threats) of any proceedings for such purposes; and

                           (iv) of the receipt by the Company of any written notification of the suspension of the qualification of any of the Shares for sale in any jurisdiction or the initiation (or overt threats) of any proceeding for that purpose;

                  (c) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and as soon as practicable after the effective date of the Registration Statement, but in any event within sixteen (16) months thereafter make available to its security holders an earning statement that shall satisfy the provisions of Section 11(a) of the Securities Act, provided that the Company shall be deemed to have complied with this paragraph if it has complied with Rule 158 of the Securities Act;

                  (d) use its best efforts to provide a transfer agent and registrar for the Shares covered by such Registration Statement no later than the effective date of such Registration Statement;

                  (e) enter into agreements (including an underwriting agreement in the form customarily entered into by the Company in a comparable underwritten offering) and take all other appropriate and all commercially reasonable actions in order to expedite or facilitate the disposition of such Shares and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

                           (i) provide the indemnification in accordance with the provisions and procedures of Section 5.8 hereof to all parties to be indemnified pursuant to such Section; and

                           (ii) deliver such documents and certificates as may be reasonably requested by the Demanding Stockholder, if any, and, if there is no Demanding Stockholder, the holders of a majority in number of the Shares being sold and the managing underwriters, if any, to evidence compliance with Section 5.5(b) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

                  (f) cooperate with the holders of Shares covered by such Registration Statement and the managing underwriter or underwriters to facilitate, to the extent reasonable under the circumstances, the timely preparation and delivery of certificate (not bearing any restrictive legends) representing the securities to be sold under such Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such holders may request and/or in a form eligible for deposit with the Depository Trust Company;

                  (g) make available for inspection by any holder included in such Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such holder or underwriter (collectively, the "Inspectors"), reasonable access to appropriate officers of the Company and the Company's subsidiaries to ask questions and to obtain information reasonably requested by such Inspector and all financial and other records and other information, pertinent corporate documents and properties of any of the Company and its subsidiaries and affiliates (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility; provided, however, that the Records that the Company determined, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs a confidentiality agreement reasonably satisfactory to the Company or either (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission of a material fact in such Registration Statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided, further, that any decision regarding the disclosure of information pursuant to subclause (i) shall be made only after consultation with counsel for the applicable Inspectors; and provided, further, that each holder agrees that it will, promptly after learning that disclosure of such Records is sought in a court having jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of such Records;

                  (h) in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Shares included in the Registration Statement for sale in any jurisdiction, the Company will use all commercially reasonable efforts promptly to obtain its withdrawal;

                  (i) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the

Securities Act with respect to the disposition of all securities covered by such Registration Statement;

                  (j) furnish to the Participating Stockholders such number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as the Participating Stockholders may reasonably request in order to facilitate the disposition of the Shares covered by such registration;

                  (k) use its best efforts to cause all Shares covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the Company's business or operations to enable the seller or sellers thereof to consummate the disposition of such Shares;

                  (l) furnish, at the request of any Participating Stockholder,
(i) on the date that the Shares to be registered are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the Registration Statement with respect to such securities becomes effective, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and in substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Participating Stockholders and (ii) on the date that the Registration Statement with respect to such securities becomes effective, a "comfort" letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Participating Stockholders, and, if such securities are being sold through underwriters, a reaffirmation of such letter on the date that the Shares are delivered to the underwriters for sale; and

                  (m) provide each Participating Stockholder with drafts of any Registration Statement or amendment or supplement thereto prior to their filing.

                  Each holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.5(a), such holder shall forthwith discontinue disposition of Shares pursuant to the prospectus or Registration Statement covering such Shares until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 5.5(a) and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Shares current at the time of receipt of such notice.

                  The Company agrees that it shall use all reasonable efforts to timely file the reports required to be filed by it under the Securities Act and the Securities and Exchange Act of 1934, as amended from time to time (the "Exchange Act") (including, without limitation, the reports under Sections 13 and 15(d) of the Exchange Act referred to in paragraph (c)(1) of Rule 144 under the Securities Act), and shall take such further actions as any Stockholder may reasonably request, all to the extent required to enable Stockholders to sell Shares, from time to time, pursuant to the resale limitations of (a) Rule 144 under the Securities Act, as such rule may be hereafter amended, or (b) any similar rules or regulations hereafter adopted by the SEC. Upon the written request of any Stockholder, the Company shall deliver to such Stockholder a written statement verifying that it has complied with such requirements.

                  Notwithstanding anything herein to the contrary, if the provisions of this Article 5 conflict with the provisions of any underwriting agreement or similar agreement entered into by the Company in connection with an IPO, the provisions of such underwriting or similar agreement shall govern the IPO, provided, that the Company shall not enter into any such agreement which adversely affects the rights of any Demand Stockholder without the consent of such Demand Stockholder.

                  5.6. Customary Agreements. The Company and any Stockholders selling Shares under this Section 5 shall enter into customary underwriting and other related agreements (which agreements will include provisions for indemnification and the delivery of certain closing documents) and will deliver such other documents in connection with the consummation of an IPO as are customary for such transactions; provided, however, that no Stockholder shall be required to make any representations, warranties or indemnities except as they relate to such Stockholder's ownership of shares and authority to enter into the underwriting agreement and to such Stockholder's intended method of distribution, and the liability of each such Stockholder shall be limited to an amount equal to the net proceeds from the offering received by such Stockholder.

                  5.7. Registration Expenses. Except as may be otherwise required by law, regulation or administrative interpretations of applicable laws and regulations, all of the costs, fees, disbursements and expenses incurred in connection with the Registration Statements filed or prepared for filing pursuant to Sections 5.1 and 5.2 hereof and in connection with compliance with all related listing requirements and federal, state securities or blue sky laws and regulations and all applications or other instruments, including without limitation all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company (and, if the Company also sells securities under any such Registration Statements, reasonable fees of one counsel for any Participating Stockholders) and fees and expenses of accountants incidental to such Registration Statements, shall be borne by the Company, provided, however, that each Stockholder shall pay all fees of its separate counsel retained in connection with any Transfer in connection with a registration of any of its Shares pursuant to Section 5.2. Notwithstanding any other provision of this
Section 5.7, each Stockholder shall bear the entire amount of any discount or commission allowed or paid to any underwriter in connection with any Transfer of Shares by or for its own account.

                  5.8. Indemnifications. (a) (i) In connection with any Registration Statement filed pursuant to Section 5.1 or 5.2 hereof, the Company shall indemnify and hold harmless each Stockholder (and its respective employees, affiliates, trustees, partners, officers and directors) whose shares are being registered and any agent or investment advisor thereof, each underwriter who may purchase from or sell any Shares for such Stockholders and their agents and each person who controls the Stockholders or underwriter, within the meaning of the Securities Act (and its respective employees, affiliates, trustees, partners, offices and directors), from and against any and all losses, claims, damages, expenses and liabilities caused by or arising out of any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, prospectus, preliminary prospectus, or any amendment or supplement to any of the foregoing, or in any related state securities or blue sky applications or other instruments or caused by or arising out of any omission or alleged omission to state in such Registration Statement, prospectus, preliminary prospectus, or any amendment or supplement to any of the foregoing, or any related state securities or blue sky applications or other instruments any material fact required to be stated therein or necessary to make the statements which are made not misleading, except insofar as such losses, claims, damages, expenses or liabilities are caused by or arise out of any such untrue statement or by any such omission that was made in reliance upon and in strict conformity with information that was furnished in writing to the Company by such Stockholder (or its officers or directors), underwriter or controlling person expressly for use in such Registration Statement or any related state securities or blue sky applications or other instruments and was used in accordance with such writing, and the Company will pay to each such indemnified party, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, expense or liability; provided, however, that the indemnity agreement contained in this
Section 5.8(a)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

                  (ii) If Shares are included by a Stockholder in any Registration Statement filed pursuant to Section 5.1 or 5.2 hereof, then such Stockholder shall indemnify the Company, its directors, each officer signing such Registration Statement, each other person whose securities are included in such Registration Statement, each underwriter who may purchase from or sell any securities for the Company or any other person pursuant to such Registration Statement and each person, if any, who controls the

Company, any such other person or any such underwriter, within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses and liabilities caused by any untrue statement of a material fact furnished in writing to the Company by such Stockholder expressly for use in such Registration Statement or any related state securities or blue sky applications or other instruments and used in accordance with such writing and from any omission therefrom of a material fact needed to be furnished or necessary to make the information not misleading and each such Stockholder will pay, as incurred, any legal or other expenses reasonably incurred by the Company pursuant to this Section 5.8(a)(ii), in connection with investigating or defending any such loss, claim, damage, expense or liability; provided, however, that the indemnity agreement contained in this Section 5.8(a)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, expense or liability if such settlement is effected without the consent of the Stockholder, which consent shall not be unreasonably withheld; and provided further, that, in no event shall the liability of any Stockholder under this Section 5.8(a)(ii) exceed the net proceeds from the offering received by such Stockholder.

                  (b) Promptly after receipt by an indemnified party under this
Section 5.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 5.8 except if, and only to the extent that, the indemnifying party is actually prejudiced thereby; and such failure to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.8.

                  (c) Contribution. If the indemnification from the indemnifying party provided for in this Section 5.8 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities and expenses, and the relative benefits received by the indemnified party and indemnifying party (taking into consideration the fact that the provision of the registration rights and indemnification hereunder is a material inducement to the Stockholders to purchase Shares pursuant to the Subscription Agreement) as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal and other fees and expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.8(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Stockholder shall be required to contribute any amount in excess of the amount by which the total price at which the Shares of such holder were offered to the public exceeds the amount of any damages which such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  If indemnification is available under this Section 5.8, the indemnifying parties shall indemnify each indemnified party to the fullest extent provided in Section 5.8(a), as the case may be, without regard to the relative fault of such indemnifying parties or indemnified party or any other equitable consideration provided for in this Section 5.8(c).

                  (d) The provisions of this Section 5.8 shall be in addition to any liability which any party may have to any other party and shall survive any termination of this Agreement. The indemnification provided by this Section 5.8 shall remain in full force and effect irrespective of any investigation made by or on behalf of an indemnified party, so long as the actions of such indemnified party resulting in indemnification hereunder were not fraudulent, reckless or grossly negligent.

                  5.9. Other Provisions Relating to Registration Rights. If Shares are included by a Stockholder in any Registration Statement filed pursuant to Section 5.1 or 5.2, then such Stockholder shall furnish to the Company at the Company's request such information regarding the Stockholder and the Transfer proposed by the Stockholder as may be required for inclusion in such Registration Statement or any related state securities or blue sky applications or other instruments, as may be necessary to provide supplemental information to the Commission, the National Association of Securities Dealers, Inc., any national securities exchange or any administrator of any state securities or blue sky law, or as the Company or any underwriter may reasonably request. If any registration statement or comparable statement under the Securities Act refers to a Demanding Stockholder or any of its Affiliates, by name or otherwise, as the holder of any securities of the Company then, unless counsel to the Company advises the Company that the Securities Act requires that such reference be included in any such statement, each such Stockholder shall have the right to require the deletion of such reference to itself and its Affiliates.

                  5.10. Transferability. The rights and obligations of a Stockholder under this Article 5 shall be transferable in connection with any Transfer of such Stockholder's Shares (including Shares to be purchased under the Subscription Agreement and the Purchase Agreements) permitted under this Agreement, provided, that notwithstanding the foregoing, (i) the rights of a Stockholder to request a registration under Section 5.1(a) shall be transferable only to any Affiliate or 75% Transferee of such Stockholder (which Affiliate or 75% Transferee shall assume any concomitant obligations of such rights) and (ii) none of the such rights and obligations under this Article 5 shall be transferable in a Transfer of Shares in a public offering or following a public offering in an open market sale under Rule 144K.

                  5.11. Changes in Registrable Securities. If, and as often as, there are any changes in the registrable securities by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights and privileges granted hereby shall continue with respect to the registrable securities as so changed. Without limiting the generality of the foregoing, the Company will require any successor by merger or consolidation to assume and agree to be bound by the terms of this Agreement, as a condition to any such merger or consolidation.

                  6. Legend. The parties agree that the certificates representing the Shares shall be legended as follows:


                  "This certificate and the shares represented hereby are subject to The Edison Project Inc. Third Amended and Restated Shareholders' Agreement dated as of July 2, 1999 as amended from time to time, by and among the parties named therein, a copy of which is available for inspection at the office of the Secretary of The Edison Project Inc."

                  7. Termination. Except as provided below, the provisions of
Article 4 and Article 3 shall terminate upon the consummation of a Qualified Public Offering, provided, that notwithstanding the foregoing, (x) in connection with any public offering, Section 3.5 shall terminate in any event if both (i) requested in writing by the managing underwriter of such offering and (ii) consented to by each of the holders of the Series B Common Stock, Series C Common Stock, Series D Common Stock and Series G Common Stock and (y) the provisions of Section 4.5 (and all related provisions of this Agreement necessary to give effect to Section 4.5 which modify or limit such Section 4.5) shall not terminate until two years after the consummation of a Qualified Public Offering. The Company shall further amend or amend and restate the Amended and Restated Certificate of Incorporation, this Agreement and the Amended and Restated ByLaws to the extent necessary to reflect such terminations, and each Stockholder agrees to vote its Shares to consent and approve any such amendments or amendments and restatements.

                  8. Further Assurances. Each party to this Agreement shall execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and do all such other acts and things as may be required by law, or as may in the opinion of the Board or counsel to the Company, be necessary or advisable to carry out the intents and purposes of this Agreement.

                  9. Notices.

                  9.1. Unless otherwise specified in this Agreement, all notices, demands, elections, requests or other communications which any party to this Agreement may desire or be required to give hereunder shall be in writing and shall be given by personal delivery, recognized overnight delivery service, telecopy, receipt confirmed, or by mailing (by registered or certified first class mail, postage prepaid, return receipt requested) addressed as provided on
Schedule II hereto. Neither the Company nor any Stockholder will be under any obligation to communicate with or otherwise deal with in any manner any present or future member of the Zesiger Group or any Affiliate thereof other than Zesiger Capital Group LLC.

                  9.2. A notice shall be deemed to have been given (i) if delivered personally, on the date so delivered (or, if not a business day, on the next following business day), (ii) if sent by recognized overnight delivery service or by registered or certified first class mail, postage prepaid, return receipt requested, on the day after the day sent, or (iii) if sent by telecopy, upon electronic confirmation of receipt.

                  9.3. Whenever notice is required to be given by statute, the Constitutional Documents or this Agreement, a waiver thereof in writing, signed by the person or persons entitled to such notice whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting of the Board shall constitute a waiver of notice of such meeting, except where the person is attending for the express purposes of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                  10. Captions; Contents. All section and article titles or captions contained in this Agreement, and the table of contents, are for convenience only and shall not be deemed part of this Agreement.

                  11. Variation of Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, and all words in the singular or plural number shall be deemed to refer to both, as the context shall require.

                  12. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one agreement, and any party hereto may execute this Agreement by signing one or more counterparts thereof.

                  13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws provisions thereof.

                  14. Successors and Assigns. This Agreement shall be binding upon the parties hereto and upon their respective successors, executors, administrators, legal representatives, heirs and any person who receives shares in a Transfer permitted by Section 4.3(a) - (e) of this Agreement and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective successors, executors, administrators, legal representatives, heirs and any person who receives shares in a Transfer permitted by Section 4.3(a) - (e) this Agreement. Except as otherwise provided herein, a Stockholder may not assign any of its rights or obligations under this Agreement without the prior written consent of the Company, which shall not be unreasonably withheld. Any and all transferees of Shares in a Transfer permitted by Section 4.3(a) - (e) this Agreement shall execute this Stockholders' Agreement or otherwise agree to be bound by its terms.

                  15. Entire Agreement, Amendments. This Agreement contains the entire agreement among the parties hereto relative to the subject matter hereof and may not be amended except in writing signed by each holder of the Company's Special Common Stock and any Regulation Y Stockholder as defined in the Certificate (and, in the event all of the Special Common Stock has been converted to Series A Common Stock, each of the Demand Stockholders) and notice to each other party hereto.

                  16. No Third Party Beneficiaries. No provisions in this Agreement shall be for the benefit of (except as otherwise specifically provided herein) or enforceable by any third party.

                  17. Arbitration. Except as may be otherwise provided herein, disputes arising under this Agreement shall be arbitrated in New York City in accordance with the Commercial Arbitration Rules of the American Arbitration Association by three arbitrators, one selected by the party raising such dispute, one selected by a majority (based upon the number of shares held at the time of such dispute) of the other parties hereto (other than the party raising such dispute and the Company), and the third selected by the others so selected. Any judgment on the award rendered by the arbitrators may be entered in any court of competent jurisdiction. The arbitrators shall have no authority to amend this Agreement. The costs of such arbitration, including expenses of the other parties thereto, shall be borne by the party against whom the arbitrators' resolution is rendered. The parties hereto agree that any proceedings pursuant to this Section 17 shall be kept strictly confidential and shall not be disclosed to any third party except pursuant to court order.

                  18. Specific Performance. Each party hereto recognizes and agrees that (i) its breach of the provisions of this Agreement would cause irreparable harm to the other parties hereto and (ii) each such other party's remedy at law for any breach of the provisions of this Agreement would be inadequate, and (iii) for breach of such provisions, such party shall, in addition to such other remedies as may be available to it at law or in equity or as provided in this Agreement, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by applicable law. Each party hereto hereby waives any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief. Nothing herein contained shall be construed as prohibiting a party from pursuing any other remedies available to such party for any breach of threatened breach hereof or failure to take or refrain from any action as required hereunder.

                  IN WITNESS WHEREOF, the parties hereto have entered into this agreement as of the day and year first above written.



                                          THE EDISON PROJECT INC.


                                          By: /s/ H. Christopher Whittle
                                              -------------------------------
                                          Name: H. Christopher Whittle
                                          Title:    President


                                          WSI INC.


                                          By: /s/ H. Christopher Whittle
                                              -------------------------------
                                          Name: H. Christopher Whittle
                                          Title:    President


                                          WPA INVESTMENT L.P.

                                          By WSI Inc., its General Partner


                                          By: /s/ H. Christopher Whittle
                                              -------------------------------
                                          Name: H. Christopher Whittle
                                          Title:    President


                                          WEG L.P.

                                          By WSI Inc., its General Partner


                                          By: /s/ H. Christopher Whittle
                                              -------------------------------
                                          Name: H. Christopher Whittle
                                          Title:    President

                                         WEG II L.P.

                                         By WSI Inc., its General Partner


                                         By: /s/ H. Christopher Whittle
                                             -------------------------------
                                         Name: H. Christopher Whittle
                                         Title:    President


                                         WEG III L.P.

                                         By WSI Inc., its General Partner


                                         By: /s/ H. Christopher Whittle
                                             -------------------------------
                                         Name: H. Christopher Whittle
                                         Title:    President


                                         WEG IV L.P.

                                         By WSI Inc., its General Partner


                                         By: /s/ H. Christopher Whittle
                                             -------------------------------
                                         Name: H. Christopher Whittle
                                         Title:    President


                                        WEG V L.P.

                                        By WSI Inc., its General Partner


                                        By: /s/ H. Christopher Whittle
                                            -------------------------------
                                        Name: H. Christopher Whittle
                                        Title:    President

                                          WEG VI L.P.

                                          By WSI Inc., its General Partner


                                          By: /s/ H. Christopher Whittle
                                              -------------------------------
                                          Name: H. Christopher Whittle
                                          Title:    President


                                          WEG VII L.P.

                                          By WSI Inc., its General Partner


                                          By: /s/ H. Christopher Whittle
                                              -------------------------------
                                          Name: H. Christopher Whittle
                                          Title:    President


                                          SPROUT CAPITAL VI, L.P.

                                          By: DLJ Capital Corporation
                                          Its: Managing General Partner


                                           By: /s/ Janet A. Hickey
                                               -------------------------------
                                           Name: Janet A. Hickey
                                           Its:     Attorney-in-Fact


                                          SPROUT CAPITAL VII, L.P.

                                          By: DLJ Capital Corporation
                                          Its: Managing General Partner


                                          By: /s/ Janet A. Hickey
                                              -------------------------------
                                          Name: Janet A. Hickey
                                          Its:     Attorney-in-Fact

                                     SPROUT CEO FUND, L.P.

                                     By: DLJ Capital Corporation
                                     Its: General Partner


                                     By: /s/ Janet A. Hickey
                                         -------------------------------
                                     Name: Janet A. Hickey
                                     Its:     Attorney-in-Fact



                                     DLJ CAPITAL CORPORATION (Delaware)


                                     By: /s/ Janet A. Hickey
                                         -------------------------------
                                     Name: Janet A. Hickey
                                     Its:     Attorney-in-Fact


                                     BLUE ROCK CAPITAL, L.P.

                                     By Blue Rock Partners, L.P., its General
                                     Partner



                                     By Blue Rock, Inc., its General Partner


                                     By: /s/ Virginia G. Bonker
                                        -------------------------------
                                     Name:  Virginia G. Bonker
                                     Title:    President


                                     /s/ Benno C. Schmidt, Jr.
                                     ---------------------------------------
                                     BENNO C. SCHMIDT, JR.


                                     /s/ John R. Schmidt
                                     ---------------------------------------
                                     JOHN R. SCHMIDT

                                       /s/ Edward V. Ryan
                                      --------------------------------------
                                      EDWARD V. RYAN
                                          Trustee fbo Elizabeth H. Schmidt


                                       /s/ Edward V. Ryan
                                      --------------------------------------
                                      EDWARD V. RYAN
                                          Trustee fbo Benno C. Schmidt, III


                                       /s/ Edward V. Ryan
                                      --------------------------------------
                                      EDWARD V. RYAN
                                          Trustee fbo Christina W. Schmidt


                                       /s/ Elizabeth H. Schmidt
                                      --------------------------------------
                                      ELIZABETH H. SCHMIDT
                                          Custodian for Asher J. Liftin


                                       /s/ Joel E. Smilow
                                      --------------------------------------
                                      JOEL E. SMILOW


                                       /s/ John W. Childs
                                      --------------------------------------
                                      JOHN W. CHILDS






                                      J.W. CHILDS INVESTMENTS, L.L.C.

                                      By J.W. Childs Associates, Inc.
                                      its Manager



                                      By: /s/ Adam Suttin
                                          -------------------------------
                                      Name:  Adam Suttin
                                      Title:   Vice President

                                   RICHMONT LEEDS EDUCATION
                                   COMPANY L.L.C.


                                   By: /s/ Jeffrey T. Leeds
                                       -------------------------------
                                   Name:  Jeffrey T. Leeds
                                   Title:  Member





                                   By: /s/ Robert A. Bernstein
                                       -------------------------------
                                   Name:  Robert A. Bernstein
                                   Title:  Member

                                   LEEDS II L.P.

                                   By Leeds Associates L.L.C., its General
                                   Partner



                                   By: /s/ Jeffrey T. Leeds
                                       -------------------------------
                                   Name:  Jeffrey T. Leeds
                                   Title:    Member




                                   /s/ John C. Reid
                                   ---------------------------------------
                                   JOHN C. REID




                                   /s/ Alexandra O. Bjorklund
                                   ---------------------------------------
                                   ALEXANDRA O. BJORKLUND

                                    EACH OF THE INVESTORS SET FORTH ON
                                    SCHEDULE I HERETO

                                    By Zesiger Capital Group
                                    LLC, as Agent and
                                    Attorney-in-Fact for each
                                    of the Investors set forth
                                    on Schedule I hereto


                                    By /s/ Albert L. Zesiger
                                      ---------------------------------
                                    Name:  Albert L. Zesiger
                                    Title:  Managing Director


                                    J.P. MORGAN INVESTMENT
                                    CORPORATION


                                    By  /s/ John B. Fullerton
                                      ------------------------------------
                                    Name:   John B. Fullerton
                                    Title:  Managing Director



                                    SIXTY WALL STREET SBIC FUND, L.P.
                                    By:  Sixty Wall Street SBIC Corporation


                                    By /s/ John B. Fullerton
                                      -------------------------------------
                                    Name:  John B. Fullerton
                                    Title: Managing Director


                                    INVESTOR INVESTMENTS AB


                                    By /s/ Claes Dahlback  /s/ Kristiana Larsson
                                       -----------------------------------------
                                    Name: Claes Dahlback & Kristina Larsson
                                    Title:

                               ABS EMPLOYEES' VENTURE FUND L.P.,
                               a Maryland limited partnership

                               By Alex. Brown Investments Inc.,

                               By:  /s/
                                  -------------------------------------
                               Name:
                               Title:


                               GREENWOOD PARTNERS

                               By: /s/ Arnold Mullen
                                  -----------------------------------------
                                   Arnold Mullen, its General Partner


                               FORUM PARTNERS

                               By: /s/ Arnold Mullen
                                  -----------------------------------------
                                       Arnold Mullen, its General Partner


                               PROGRESSIVE INVESTMENT

                                      COMPANY, INC.


                               By: /s/
                                  -----------------------------------------
                               Name:
                               Title:

                                /s/ James A. Haslam
                               --------------------------------------------
                               JAMES A. HASLAM, III

                                     YALE UNIVERSITY


                                     By:
                                        -------------------------------------
                                     Name:
                                     Title:


                                     UBS CAPITAL XV LLC


                                     By:
                                        -------------------------------------
                                     Name:
                                     Title:

                                     VULCAN VENTURES INCORPORATED


                                     By: /s/ Ed Harris
                                        -------------------------------------
                                     Name:
                                     Title:


                                     ANNE B. MCMILLEN


                                      /s/ Anne B. McMillen
                                     ---------------------------------------
                                     ANNE B. MCMILLEN
                                          Custodian fbo Alexandra L. McMillen


                                     /s/ Tess Lusher
                                     ----------------------------------------
                                     TESS LUSHER


                                     /s/ Harold S.H. Edgar
                                     ---------------------------------------
                                     HAROLD S.H. EDGAR

                                   SCHEDULE I

                                ZESIGER INVESTORS


                          THE ZESIGER CAPITAL GROUP LLC


Alan Mandell, TTEE 1982 E.H. Mandell Trust
Albert L. Zesiger
Alza Corporation Retirement Plan
Arthur D. Little Emp. Private Placements
Barrie Ramsay Zesiger
Brearley School Endowment Fund
City of Milford Employee Pension Fund
City of Stamford Firemen's Pension Fund
Domenic J. Mizio
Estate of Robert J. Suslow
Harold & Grace Willens JTWROS
HBL Charitable Unitrust
Helen Hunt
Jeanne L. Morency
Leonard Kingsley
Mary Ann S. Hamilton Trust for Self
Meehan Investment Partnership I, L.P.
Morgan Trust Co. of the Bahamas Ltd.
Murray Capital LLC
NFIB Employee Pension Trust
Norwalk Employee's Pension Plan
Public Employee Ret. System of Idaho
Psychology Associates
Roanoke College
State of Oregon/ZCG
Tab Products Co. Pension Fund
The Dean Witter Foundation
The Ferris F. Hamilton Family Trust
The Jenifer Altman Foundation
The Lazar Foundation
Trustees of Amherst College
Van Loben Sels Charitable Foundation
Warren Investment Group Ltd. LLC
Warren Otologic Profit Sharing Trust
William B. Lazar
Wolfson Investment Partners LP

                                                    SCHEDULE II

                                                    STOCKHOLDERS

Name                               Address
----                               -------

The Edison Project Inc.            521 Fifth Avenue
Sprout Edison Project Inc.         15th Floor
                                   New York, NY 10175
                                   Attention: Christopher Cerf, Esq.
                                   Telecopy: (212) 419-1604

with a copy to:                    The Edison Project Inc.
                                   First Tennessee Plaza
                                   800 South Gay Street
                                   Suite 1230
                                   Knoxville, TN 37292
                                   Attention:  Laura Eshbaugh
                                   Telecopy:    (423) 546-1090

                                   Hale and Dorr LLP
                                   The Willard Office Building
                                   1455 Pennsylvania Avenue, N.W.
                                   Washington, D.C. 20004
                                   Attention: David Sylvester, Esq.
                                   Telecopy: (202) 942-8484


WSI Inc.                           First Tennessee Plaza
WPA Investment L.P.                800 South Gay Street
WEG L.P.                           Suite 1230
WEG II L.P.                        Knoxville, TN  37929
WEG III L.P.                       Attention:  Laura Eshbaugh
WEG IV L.P.                        Telecopy:   (423) 546-1090
WEG V L.P.
WEG VI L.P.
WEG VII L.P.

with a copy to:                    Hale and Dorr LLP
                                   The Willard Office Building
                                   1455 Pennsylvania Avenue, N.W.
                                   Washington, D.C.  20004
                                   Attention: David Sylvester, Esq.
                                   Telecopy: (202) 942-8484

The Sprout Stockholders                  The Sprout Group
                                         c/o DLJ Capital Corporation
                                         277 Park Avenue
                                         New York, NY  10172
                                         Attention:  Janet Hickey

Benno C. Schmidt, Jr.                    c/o The Edison Project Inc.
                                         521 Fifth Avenue
                                         15th Floor
                                         New York, NY 10175
                                         Telecopy:  (212) 419-1604

with a copy to:                          c/o Edward V. Ryan
                                         J.H. Whitney & Company
                                         630 Fifth Avenue, 32nd Floor
                                         New York, NY

John R. Schmidt                          4570 Delafield Avenue
                                         Riverdale, NY  10471

with a copy to:                          c/o Edward V. Ryan
                                         J.H. Whitney & Company
                                         630 Fifth Avenue, 32nd Floor
                                         New York, NY 10111

Edward V. Ryan                           c/o Edward V. Ryan
  Trustee fbo Elizabeth H. Schmidt       J.H. Whitney & Co.
  Trustee fbo Benno C. Schmidt, III      630 Fifth Avenue, 32nd Floor
  Trustee fbo Christina W. Schmidt       New York, NY  10111

Elizabeth H. Schmidt                     c/o Edward V. Ryan
  Custodian for Asher J. Liftin          J.H. Whitney & Co.
                                         630 Fifth Avenue, 32nd Floor
                                         New York, NY 10111

Anne B. McMillen                         121 East 91st Street
                                         New York, NY 10128

Tess Lusher                              c/o Anne B. McMillen
                                         121 East 91st Street
                                         New York, NY 10128

Harold S.H. Edgar                        1158 Fifth Avenue
                                         New York, NY 10128

John W. Childs                     c/o J.W. Childs Associates, L.P.
                                   1 Federal Street
                                   21st Floor
                                   Boston, MA  02110
                                   Attention:  John W. Childs

Joel E. Smilow                     315 Post Road West
                                   Westport, CT  06880

Blue Rock Capital, L.P.            c/o Virginia G. Bonker
                                   511 Twaddell Mill Road
                                   Wilmington, DE  19807

J.W. Childs Investments, L.L.C.    c/o J.W. Childs Associates, L.P.
                                   1 Federal Street
                                   21st Floor
                                   Boston, MA  02110
                                   Attention:  Adam Suttin

Richmont Leeds Education           Leeds Group, Inc.
      Company L.L.C.               660 Madison Avenue
Leeds II L.P.                      15th Floor
                                   New York, NY 10021
                                   Attention: Robert A. Bernstein


John C. Reid                       154 Beach Avenue
                                   Larchmont, NY 10538
                                   Telecopy: (212) 419-1604

Alexandra O. Bjorklund             c/o J. Geddes Parsons
                                   Parsons Capital
                                   10 Weybosset Street
                                   Suite 106
                                   Providence, RI  02903-2808

The Investors Set Forth            Zesiger Capital Group LLC
on Schedule I Hereof               320 Park Avenue, 30th Floor
                                   New York, NY  10022
                                   Attention: Albert L. Zesiger

J.P. Morgan Investment Corporation 60 Wall Street
                                   14th Floor
                                   New York, NY 10260-0060
                                   Attention: Mr. John B. Fullerton and
                                           J. Edmund Colloton, Esq.

with a copy to:                    Proskauer Rose LLP
                                   1585 Broadway

                                   New York, NY 10036-8299
                                   Attention:  Bruce L. Lieb, Esq.
                                   Telecopy:  (212) 969-2900

Sixty Wall Street SBIC Fund, L.P.  60 Wall Street
                                   14th Floor
                                   New York, NY 10260-0060
                                   Attention: Mr. John B. Fullerton and
                                             J. Edmund Colloton, Esq.

with a copy to:                    Proskauer Rose LLP
                                   1585 Broadway
                                   New York, NY 10036
                                   Attention: Bruce L. Lieb, Esq.
                                   Telecopy: (212) 969-2900


Investor Investments AB            Attn:  Klas Hillston
                                   12 East 49th Street, 27th Floor
                                   New York, NY 10017

with a copy to:                    Davis, Polk & Wardwell
                                   450 Lexington Avenue
                                   New York, NY 10017
                                   Attention:

Greenwood Partners                 c/o Arnold Mullen
                                   PFP Associates
                                   1601 Forum Place, Suite 905
                                   W. Palm Beach, FL 33401-8105
                                   Telecopy: (561) 684-2168


Forum Partners                     c/o Arnold Mullen
                                   PFP Associates
                                   1601 Forum Place, Suite 905
                                   W. Palm Beach, FL 33401-8105
                                   Telecopy: (561) 684-2168


ABS Employees' Venture Fund L.P.   c/o Rick O'Connell, Administrator
                                   375 West Padonia Road
                                   M.S. 22
                                   Timonium, MD 21093
                                   Telecopy: (410) 308-6840

Progressive Investment             c/o Anthony Grandolfo
       Company, Inc.               3 Parklands Dr.
                                   Darien, CT 06820

James A. Haslam, III               c/o Pilot Corporation
                                   5508 Lonas Drive
                                   Knoxville, TN 37909

Yale University                    c/o Charles Pagnam
                                   265 Church Street
                                   One Century Tower
                                   15th Floor
                                   New Haven, CT 06520

UBS Capital XV LLC                 c/o UBS Capital LLC
                                   299 Park Avenue
                                   New York, NY 10710
                                   Attention:  Charles Delaney
                                   Telecopy:  (212) 821-6333

with a copy to:                    Kaye, Scholer, Fierman, Hays &
                                   Handler, LLP
                                   425 Park Avenue
                                   New York, NY 10021
                                   Attention:  Nancy E. Fuchs, Esq.
                                   Telecopy:  (212) 836-8689

Vulcan Ventures Incorporated       110 110th Avenue N.E.
                                   Suite 550
                                   Bellevue, WA 98004
                                   Attention: Ed Harris
                                   Telecopy: (425) 453-1985

with a copy to:                    Irell & Manella LLP
                                   1800 Avenue of the Stars
                                   Suite 900
                                   Los Angeles, CA 90067-4276
                                   Attention:  Alvin G. Segel, Esq.
                                   Telecopy:  (310) 203-7199

                            THE EDISON PROJECT INC.
                 FIRST AMENDMENT TO THIRD AMENDED AND RESTATED
                            SHAREHOLDERS' AGREEMENT

     This First Amendment (the "Amendment") to Third Amended and Restated Shareholders' Agreement is made as of July 28, 1999 by and among The Edison Project Inc., a Delaware corporation (the "Company"), the Stockholders whose names are signed below and the New Investors listed on Exhibit A hereto (the "New Investors").

                                   WITNESSETH

     WHEREAS, the Company and certain of its Stockholders (the "Stockholders") are parties to that certain Third Amended and Restated Shareholders' Agreement dated as of July 2, 1999 (the "Shareholders' Agreement");

     WHEREAS, the Company and the Stockholders desire that the New Investors be made parties to the Shareholders' Agreement;

     WHEREAS, pursuant to Section 15 thereof, the Shareholders' Agreement may be amended with the consent of each holder of the Company's Special Common Stock and each Regulation Y Stockholder of the Company;

     WHEREAS, the Company and Stockholders required to amend the Shareholders' Agreement hereby consent in writing to this Amendment.

     NOW, THEREFORE, for good and better consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. For all purposes of the Shareholders' Agreement (as amended by this Amendment), the term "Stockholders" shall include the New Investors.

     2. Except as amended hereby, the Shareholders' Agreement shall remain in full force and effect.

     3. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Shareholders' Agreement.

     4. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

                                        THE COMPANY:

                                        THE EDISON PROJECT INC.


                                        By: /s/ H. Christopher Whittle
                                           -----------------------------
                                            Name: H. Christopher Whittle
                                            Title: President



                                       2